EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement No. 333-286530 on Form S-1 of our report dated March 31, 2025 relating to the financial statements of CaliberCos Inc., appearing in the Annual Report on Form 10-K of CaliberCos Inc. for the year ended December 31, 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Tempe, Arizona

May 2, 2025